                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  material  Pursuant  to  Rule 14a-11(c)  or  Rule 14a-12

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.
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                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1996



     These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of CardioDynamics International Corporation, a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California at 10:00 a.m. on June 12, 1996, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately April 15, 1996.

     The mailing address of the principal executive office of the Company is 6155 Cornerstone Court East, Suite 125, San Diego, California 92121.

                              PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

     Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who elects to vote his shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram.

     The record date for determining those shareholders who are entitled to notice of, and to vote at, the Meeting has been fixed as April 15, 1996. At the close of business on the record date, the Company had 22,486,503 outstanding shares of Common Stock (the "Common Stock") and 246,793 shares of Preferred Stock (the "Preferred Stock"). Each share of Common Stock and Preferred Stock is entitled to one vote on matters brought before the Meeting. In voting for directors, each shareholder has the right to cumulate his votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. A shareholder may cumulate his votes if his candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Annual Meeting prior to the voting of that shareholder's intention to cumulate his votes. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. The shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxyholder as specified by the person solicited.

     California statutes and case law does not give specific instructions regarding the treatment of abstentions and broker nonvotes for corporations such as the Company on matters which require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting; however, the Company believes that California law provides that if shares are represented and vote on any issue at a

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shareholder meeting their failure to vote yes on any other issue (through either abstention or a broker nonvote) has the same effect as a negative vote on that other issue. On matters which require the affirmative vote of a majority of the outstanding shares, abstentions and broker nonvotes certainly have the same effect as a negative vote.

                                CHANGE OF CONTROL

DESCRIPTION OF TRANSACTIONS EFFECTING CHANGE IN CONTROL

     On February 7, 1995, CardioDynamics Holdings, LLC ("LLC") purchased 1,477,910 shares of Common Stock from the Company (902,956 shares delivered immediately and 574,954 shares deliverable in May 1995 upon amendment of the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock) in exchange for $225,739. LLC also loaned the Company $100,000, subject to the terms of a secured convertible promissory note (convertible into 200,000 shares of the Common Stock of the Company) and entered into certain other agreements with the Company, including an agreement which entitled LLC, at any time prior to February 5, 1997, to loan up to an additional $1,257,803 on the same terms and conditions as contained in the existing secured convertible promissory note. LLC also obtained the right to purchase at the then-applicable note conversion price (currently $.50 per share) the same number of shares of Common Stock as the Company may from time to time issue to any other person.

     On the same date, LLC purchased 2,404,333 shares held by Helionetics, Inc. in exchange for $666,458. In addition, in consideration of LLC lending money to the Company, as set forth above, the holders of no less than 4,552,247 shares of Common Stock (including DaVinci Scientific Corporation) granted LLC an irrevocable proxy to vote their shares.

     LLC and its members have engaged in subsequent transactions with the Company. Currently LLC owns 8,482,243 shares of Common Stock and holds a secured convertible promissory note convertible into an additional 50,000 shares; LLC has covenanted not to exercise its right to loan additional money on the same terms and conditions contained in the second convertible promissory note. LLC still holds irrevocable proxies to vote no less than 4,522,247 shares of Common Stock owned by others. Members of LLC also now own beneficially 5,344,000 shares of Common Stock of the Company (aside from LLC's own holdings); of the members' shares, Allen E. Paulson owns 4,200,000, James C. Gilstrap owns 1,184,000 and Nicholas Diaco owns 250,000.

     As a result of the transactions set forth herein, LLC and its members now together are the beneficial owners (as determined in accordance with Rule 13d-3 of the Exchange Act) of 81.8% of the Common Stock of the Company.

     In October 1993, the Company emerged from Chapter 11 bankruptcy reorganization proceedings. Helionetics, Inc. and DaVinci Scientific Corporation obtained their substantial holdings under the court-approved plan of reorganization. Prior to the transactions described above, DaVinci Scientific Corporation was the beneficial owner of over 44% of the Common Stock of the Company. In June 1994, B. Bo Sramek and Hevka Sramek, the Company's founders, resigned from all their remaining positions with the Company.

SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

     LLC used funds from affiliates (Allen E. Paulson and James C. Gilstrap, both of now directors of the Company) to purchase on February 7, 1995 the shares of Common Stock set forth above. Messrs. Paulson and Gilstrap and William Walters each placed $750,000 in escrow on January 6, 1995 from their personal funds for the purchase of Common Stock of the Company, before formation of LLC. Messrs. Paulson, Gilstrap and Walters each assigned their interest in the escrowed funds to LLC.

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

     In February 1995, LLC decided to scale back its contemplated initial investment in the Company. Mr. Walters' $750,000 was returned and $450,000 of Mr. Gilstrap's $750,000 was returned. Each of Nicholas Diaco and Joseph Diaco then purchased $50,000 of Mr. Gilstrap's remaining interest.

BASIS OF CONTROL

     As the beneficial owner of a substantial majority of the shares of Common Stock of the Company, LLC controls the Company through its power to elect a majority of the Company's Board of Directors.

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                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the nine (9) nominees of the Board of Directors who are listed herein, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

     If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED
                                                   ---
HEREIN.

                                     First Year
                                       Elected
     Name                              Director        Age
--------------------                 ----------        ---
William P. Cordeiro                     1994           51

Stephenson M. Dechant                   1995           40

Nicholas Diaco, M.D.                    1995           57

James C. Gilstrap                       1995           61

Roger S. Kolasinski                     1993           50

Kenneth W. Miller                       1995           48

Michael D. Padilla                      1995           47

Allen E. Paulson                        1995           73

Barry M. Zwick                          1994           61
--------------------

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

     Mr. Cordeiro is the Chief Executive Officer of Bartik, Cordeiro & Associates, Inc., a consulting firm that emphasizes the analysis and solution of business problems. In addition, Mr. Cordeiro has served for more than the past five years as an Assistant Professor in the Management Department of the School of Business and Economics at California State University, Los Angeles. Mr. Cordeiro is a director of Harrier, Inc. and Naturade, Inc.

     Mr. Dechant has served as the personal accountant and business manager of Allen E. Paulson and the Chief Financial Officer of various entities controlled by Mr. Paulson, including without limitation, Allen Leasing & Finance Corp., Del Mar Country Club and Del Mar Country Club Estates, since 1992. Each of those entities is controlled by Allen E. Paulson. From 1990 to 1992, Mr. Dechant served as the controller of I. B. Fischer, Inc.

     Dr. Diaco has been, for more than the past five years, the director of the Coronary Care Unit and Cardio Catheterization Lab at St. John's Hospital in Santa Monica, California. Dr. Diaco also has been, for more than the past five years, an Associate Professor of Medicine at the University of California, Los Angeles.

     Mr. Gilstrap has for more than the past five years managed a portfolio of personal investments. Mr. Gilstrap is also the Chairman and President of the PGA West Members Association, a non-profit corporation.

     Mr. Kolasinski has served as the Chief Executive Officer of Kol Bio Medical Instruments, Inc., based in Chantilly, Virginia, since the company was founded in 1971. Kol Bio Medical Instruments, Inc. distributes specialty medical products within the critical care and cardiovascular markets.

     Mr. Miller has been Chairman, President and Chief Executive Officer of Edge Group, Inc. for more than the past five years. He has also been Chairman of the Board and Chief Executive Officer of DaVinci Scientific Corporation since February 1995.

     Mr. Padilla is a partner in the San Diego law firm of Thorsnes, Bartolotta, McGuire and Padilla. Mr. Padilla also serves as the Managing General Partner of Commonwealth Broadcasting N.C., a California general partnership which operates six radio stations in Nevada, New Mexico and Arizona.

     Mr. Paulson was Chief Executive Officer and Chairman of Gulfstream Aerospace Corporation for more than five years, becoming Chairman Emeritus in 1993.

     Mr. Zwick has served as Chairman and a director of Six Sigma Investment Corp. since 1993. Six Sigma Investment Corp. is a privately held corporation which is the general partner of a number of investment partnerships. Prior to 1993, Mr. Zwick worked as a Registered Investment Advisor. Mr. Zwick is a director of Naturade, Inc.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors held twelve (12) meetings during the fiscal year ended November 30, 1995. Each incumbent Director attended at least 75% of the aggregate of the total meetings of the Board and of all his Board committees held during the period in which he served as a director. Until July 1995, each director who is not an employee of the Company received a fee of $500 per month (or the equivalent in unregistered Company Common Stock) for his services as a director. Beginning in August 1995, each director who is not an employee of the Company automatically receives each month a 1,000-share stock option for his services as a director. (Such stock options are subject, however, to shareholder approval at this Annual Meeting of the Company -- see 1995 Stock Option/Stock Issuance Plan).

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     On February 17, 1995, the Board of Directors established a standing
Compensation Committee composed of directors Messrs. Zwick and Gilstrap. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. Prior to the formation of the Compensation Committee, all matters relating to compensation were considered at meetings of the full Board of Directors.

     The Board of Directors has not established standing Audit or Nominating Committees. All matters typically administered by such committees are considered at meetings of the full Board of Directors.

SPECIAL NOMINATION

     Mr. Miller has been designated for inclusion on the Board of Directors' slate of nominees by DaVinci, pursuant to agreement.


                                   PROPOSAL 2

                APPROVAL OF 1995 STOCK OPTION/STOCK ISSUANCE PLAN
                (AS AMENDED AND RESTATED THROUGH AUGUST 15, 1995)


PURPOSE OF THE PLAN

     The 1995 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of CardioDynamics International Corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company.

STRUCTURE OF THE PLAN

     The Plan is divided into three separate equity programs: (1) the Discretionary Option Grant Program under which employees, consultants and independent contractors may, at the discretion of the Plan Administrator, be granted unqualified or incentive stock options to purchase shares of Common Stock of the Company; (2) the Stock Issuance Program under which employees, consultants and independent contractors may, at the discretion of the Plan Administrator, be issued shares of Common Stock of the Company directly, either through the immediate purchase of such shares or as a bonus for services rendered; and, (3) the Automatic Option Grant Program under which non-employee directors shall automatically receive monthly grants of options to purchase Common Stock of the Company.

ADMINISTRATION OF THE PLAN

     The Plan is administered by a compensation committee consisting of two (2) or more Board members who assume full responsibility for the administration of the Plan (the "Plan Administrator"). Members of such compensation committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     The Plan Administrator will have the sole and exclusive authority, subject to the provisions of the Plan, to determine the eligible individuals who are to receive options under the Discretionary Option Grant Program or the Stock Issuance Program, the number of shares to be covered by each granted option or issuance, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Plan Administrator will also have the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish

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rules and regulations for proper plan administration. Options grants under the
Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and the Plan Administrator will not have any discretionary authority with respect to those option grants.

ISSUABLE SHARES

     The maximum number of shares of Common Stock available for issuance over the ten-year term of the Plan is 1,529,000 shares. The share reserve available for issuance under the Plan will be subject to periodic adjustment for changes in the Company's Common Stock occasioned by stock splits, stock dividends, recapitalization, conversions or other changes affecting the outstanding Common Stock as a class without the Company's receipt of consideration.

     Should an option expire or terminate for any reason prior to exercise in full (including options cancelled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the Plan. Shares subject to any option surrendered or cancelled in accordance with the stock appreciation right provisions of the Plan and all shares issued under the Plan, whether or not such shares are subsequently reacquired by the Company pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Company Common Stock available for subsequent grants.

     No more than 800,000 shares may be issued to any one optionee/grantee over the lifetime of the Plan.

IDENTITY OF BENEFICIARIES

     It is not known how many options under the Plan will be received by Named Executive Officers, current executive officers, non-officer directors, employees, their associates, or any other group. The maximum number of options to be granted to directors each year under the Automatic Option Grant Program (assuming a Board of 9) is 108,000. The fair market value of a share of Company Common Stock on March 27, 1996 was $.937.

     The Company currently has eleven (11) employees, an unknown number of consultants and independent contractors who might be selected to receive stock options or direct issuances, and nine (9) nonemployee directors.

TERMS OF DISCRETIONARY OPTION GRANT PROGRAM

     OPTION PRICE AND TERM. The option price per share for incentive stock options will not be less than 100% of the fair market value of each share of Company Common Stock issuable under the option on the grant date of such option. The option price per share for nonstatutory stock options may not be less than 85% of the fair market value per share of each share of Company Common Stock issuable under the option on the grant date of such option. No option will have a term in excess of ten (10) years measured from the grant date.

     VESTING OF OPTIONS. The vesting schedule for each granted option will be determined by the Plan Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) exercisable in installments for vested shares over the optionee's period of service.

     PAYMENT. Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of common stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the

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optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sales proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

     FINANCIAL ASSISTANCE. The Plan administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Plan by authorizing a loan from the Company. The terms and conditions of any such loan will be established by the Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

     TERMINATION OF SERVICE. Should the optionee cease to remain in the Company's service while holding one or more options under the Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant (subject to certain minimum post-service periods). Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during the period it remains exercisable, be exercisable for the number of shares for which the option was exercisable on the date of the optionee's cessation of service.

     Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares subsequently purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Plan Administrator at the time of the option grant or
(ii) the specified expiration date of the option term.

     The Plan Administrator will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     CORPORATE TRANSACTION. Except to the extend otherwise provided in the option documents, each option share will become fully vested in the event of certain Corporate Transactions unless the option is assumed or is replaced with a cash incentive program which preserves the material benefits of the options. Upon consummation of the Corporate Transaction, all options which are not assumed will be cancelled and cease to exist. The options or cash incentive programs which replace any options which do not accelerate will provide for full vesting in the event of involuntary termination of employment within eighteen
(18) months following the Corporate Transaction.

     For purposes of the above, a Corporate Transaction includes (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State of incorporation), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company are transferred to holders different from those who held the Company's securities immediately prior to such merger.

     SHAREHOLDER RIGHTS AND OPTION ASSIGNABILITY. No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

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     STOCK APPRECIATION RIGHTS. At the discretion of the Plan Administrator, options may be granted with stock appreciation rights. The stock appreciation rights which are authorized for issuance under the Plan are tandem rights which require the option holder to elect between the exercise of the underlying option for shares of common stock and the surrender of such option for an appreciation distribution.

     These tandem stock appreciation rights provide the holders with the right to receive an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of exercise) of the shares of common stock for which the underlying option is at the time exercisable over
(ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in common stock.

     CANCELLATION/REGRANT. The Plan Administrator will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the lower market price of the common stock at the time of grant.

TERMS OF STOCK ISSUANCE PROGRAM

     ISSUE PRICE. The purchase price per share will not be less than 85% of the fair market value of any share of Company Common Stock being issued on the date the Plan Administrator authorizes the issuance.

     VESTING OF SHARES. The vesting schedule for each share issued will be determined by the Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to the Company's repurchase right, over the participant's period of service.

     SHAREHOLDER RIGHTS. The recipient of the share issuance will have full shareholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the Plan, except for certain limited family transfers.

     REPURCHASE RIGHTS. Should the recipient of unvested shares cease to remain in the Company's service before vesting in such shares, then those unvested shares are to be immediately surrendered to the Company for cancellation, and the recipient will have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, the Company will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to such surrendered shares.

     PAYMENT. Upon issuance of the shares, the issue price for the purchased shares will become immediately payable in cash, in shares of Company Common Stock valued at fair market value on the date of issuance, or by promissory note payable to the Company's order. The promissory note may, at the discretion of the Plan Administrator, be subject to cancellation over the participant's period of service. Shares may also be issued for past or future services, without any cash or other payment required of the participant.

     CORPORATE TRANSACTION. Except to the extent otherwise provided in the stock issuance documents, all repurchase rights will terminate and each share will become fully vested in the event of a Corporate Transaction (as defined above) unless the repurchase rights are assigned to the successor corporation. Following consummation of the Corporation Transaction, all repurchase rights which are assigned to the successor will terminate and cease to exist in the event of involuntary termination of employment with eighteen (18) months following the Corporate Transaction.

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                         AUTOMATIC OPTION GRANT PROGRAM

     Option grants will be made automatically to each non-employee Board member who has not otherwise been in the prior employ of the Corporation during the preceding two years. Each such person shall automatically be granted a nonstatutory option to purchase 1,000 shares with respect to each calendar month (beginning August 1995) during all of which he or she serves as a director, on the last day of each such respective calendar month.

     The exercise price per share of each automatic option grant made under this Program shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the grant date. The exercise price shall be payable in one of these alternative forms: (1) full payment in cash or check drawn to the Corporation's order; (2) full payment in shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date; (3) full payment in a combination of shares of Common Stock held for at least six
(6) months and valued at fair market value on the Exercise Date and cash or check; or, (4) full payment through a broker-dealer sale.

     Each automatic grant under this Program shall have a maximum term of ten
(10) years measured from the automatic grant date and shall be exercisable in full immediately.

     During the lifetime of the optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, if any, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following optionee's death.

     Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants, then such optionee shall have a twenty-four (24) month period following the date of such cessation of Board membership in which to exercise each such option. In no event shall any automatic option grant remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period as mentioned above or upon the expiration of the ten
(10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares.

     The provisions of this Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

TAX WITHHOLDING

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     The Plan Administrator may provide one or more participants in the Plan with the election to have the Company withhold, from the shares of Company Common Stock otherwise issuable upon the exercise of non-qualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to Plan Administrator approval, to deliver existing shares of Company Common Stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or modify the Plan in any or all respects whatsoever, subject, however, to the limitation on plan amendments to the Automatic Option Grant Program. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, the Board may not (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which automatic grants may be made to nonemployee Board members, except in the event of certain changes to the Company's capital structure as indicated above, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the Plan without the approval of the Company's shareholders.

     The Board may terminate the Plan at any time, and the Plan will in all events terminate on the tenth anniversary of the Effective Date. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan became effective on the date the Plan was adopted by the Board. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Company's shareholders. If such shareholder approval is not obtained within twelve (12) months after such effective date, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

     The Plan shall terminate upon the EARLIEST of (i) June 14, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan, or (iii) the termination of all outstanding options in connection with a Corporate Transaction.

REGULATORY APPROVALS

     The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock
(i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

NO EMPLOYMENT/ SERVICE RIGHTS

     Nothing in the Plan shall confer upon the optionee or the participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining such person) to terminate such person's service at any time for any reason, with or without cause.

FEDERAL TAX CONSEQUENCES

     Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

     INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize income for alternative maximum tax purposes in the year the option is exercised and regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding period prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-QUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Company Common Stock under a non-qualified option, if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

     A. If the shares acquired upon exercise of the non-qualified option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to such shares over
          (ii) the exercise price paid for the shares.

     B. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-qualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     DIRECT STOCK ISSUANCE. The tax consequences of individuals who receive direct stock issuances under the Plan will be substantially the same as the treatment described above the exercise of non-qualified stock options.

ACCOUNTING TREATMENT

     Option grants with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense to the Company's earnings equal to the difference between such exercise or purchase prices and the fair market value on the issue date. Such expense will be accrued by the Company over the period the optionee or share recipient vests in the option shares or directly-issued shares. Option grants and direct stock issuances at 100% of fair market value will not result in any change to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for such rights.

APPROVALS REQUIRED

     The affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN (AS AMENDED AND RESTATED THROUGH AUGUST 15, 1995).

                             PRINCIPAL SHAREHOLDERS
                                  COMMON STOCK

     The following are the only persons known by the Company to own beneficially, as of March 1, 1996, five percent (5%) or more of the outstanding shares of its Common Stock.


                                             Shares Beneficially Owned
          Name and Address                   -------------------------
          of Beneficial Owner                Number (1)    Percent (2)
     -------------------------               ----------    -----------
     CardioDynamics Holdings, LLC (3)        13,054,490     58.1%
        5067 Shore Drive
        Carlsbad, CA 92008

     DaVinci Scientific Corporation (4)       3,902,956     17.4%
        16225 Park Ten Place, Suite 380
        Houston, TX 77084

     Joseph Diaco, M.D. (5)                  13,054,490     58.1%
        47 North Habana
        Tampa, FL 33614

     Nicholas Diaco, M.D. (6)                13,304,490     59.2%
        1301 20th Street
        Santa Monica, CA 90404

     James C. Gilstrap (7)                   14,238,490     63.3%
        5067 Shore Drive
        Carlsbad, CA 92008

     Allen E. Paulson (8)                    17,254,490     76.7%
        P. O. Box 9660
        Rancho Santa Fe, CA 92067

________________________________

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3) Includes 8,482,243 shares of Common Stock over which LLC exercises sole voting and investment power, and 4,522,247 shares of Common Stock over which CardioDynamics Holdings, LLC exercises sole voting, but no investment power. Also includes 50,000 shares of Common Stock issuable upon conversion of the Note issued by the Company.

(4) DaVinci Scientific Corporation exercises sole investment power, but no voting power, over all shares of Common Stock shown as beneficially owned herein.

(5) Includes 13,054,490 shares of Common Stock of the Company beneficially owned by CardioDynamics Holdings, LLC, of which Dr. Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. See footnote (3).


(6) Includes 13,054,490 shares of Common Stock of the Company beneficially owned by CardioDynamics Holdings, LLC, of which Dr. Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. See footnote (3). Also includes 100,000 shares of Common Stock of the Company Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within sixty (60) days.

(7) Includes 13,054,490 shares of Common Stock of the Company beneficially owned by CardioDynamics Holdings, LLC, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. See footnote (3). Excludes 60,000 shares of Common Stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

(8) Includes 13,054,490 shares of Common Stock of the Company beneficially owned by CardioDynamics Holdings, LLC, of which Mr. Paulson is a member with a majority interest. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. See footnote (3).

                             PRINCIPAL SHAREHOLDERS
                                 PREFERRED STOCK


     The following are the only persons known by the Company to own beneficially, as of March 1, 1996, five percent (5%) or more of the outstanding shares of its Preferred Stock.


                                             Shares Beneficially Owned
          Name and Address                   -------------------------
          of Beneficial Owner                Number (1)    Percent (2)
     -------------------------               ----------    -----------
     Kol Bio Medical Instruments, Inc.       126,259        51.2%
        13901 Willard Blvd.
        Chantilly, VA 22021

     Zwick Financial Corporation              52,879        21.4%
        Profit Sharing Trust
        2020 Alameda Padre Serra
        Suite 101
        Santa Barbara, CA 93103

     Roger S. Kolasinski (3)                 126,259        51.2%
        11135 Sedgefield Road
        Fairfax, VA 22030

     Barry M. Zwick (4)                   52,879       21.4%
        202 Alameda Padre Serra
        Suite 101
        Santa Barbara, CA 93103

_________________________________

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3) Includes 126,259 shares of Preferred Stock of the Company held by Kol Bio Medical Instruments, Inc. Mr. Kolasinski is a director and the Chief Executive Officer of Kol Bio Medical Instruments, Inc.

(4) Includes 52,879 shares of Preferred Stock of the Company held by Zwick Financial Corporation Profit Sharing Trust. Mr. Zwick is the Trustee of the Zwick Financial Corporation Profit Sharing Trust.

                        SECURITY OWNERSHIP OF MANAGEMENT
                                  COMMON STOCK


     The following table sets forth the beneficial ownership of Common Stock of the Company as of March 1, 1996 by each director and nominee to the Board of Directors and by the Named Executive Officer and by all directors and executive officers of the company as a group.



                                       Shares Beneficially Owned
                                      ----------------------------
          Name                          Number (1)     Percent (2)
-------------------------             -------------    -----------
William P. Cordeiro, Ph.D. (3)             10,000          *

Stephenson M. Dechant                       0              *

Nicholas Diaco, M.D. (4)                13,304,490       59.2%

James C. Gilstrap (5)                   14,238,490       63.3%

Roger S. Kolasinski (6)                    150,000         *

Kenneth W. Miller (7)                    3,902,956       17.4%

Richard E. Otto                             40,000         *

Michael D. Padilla                           0             *

Allen E. Paulson (8)                    17,254,490       63.3%

Rhonda F. Pederson                           0             *

G. Robert Tatum III                          0             *

Barry M. Zwick (9)                         210,000         *

All directors and executive
  officers as a group (11)  (10)        19,098,490       84.9%

_________________________________
*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(3) Includes 10,000 shares held by Bartik, Cordeiro & Associates, Inc. Mr. Cordeiro is the Chief Executive Officer of Bartik, Cordeiro & Associates, Inc.

(4) Includes 13,054,490 shares of Common Stock of the Company beneficially owned by CardioDynamics Holdings, LLC, of which Dr. Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. Also includes 100,000 shares of Common Stock of the Company Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within sixty (60) days.

(5) Includes 13,054,490 shares of Common Stock of the Company beneficially owned by CardioDynamics Holdings, LLC, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. Excludes 60,000 shares of Common Stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

(6) Includes 120,000 shares of Common Stock of the Company beneficially owned by Kol Bio Medical Instruments, of which Mr. Kolasinski is Chief Executive Officer and 126,529 shares issuable upon conversion of Preferred Stock owned by Kol Bio Medical Instruments.

(7) Includes 3,902,956 shares beneficially owned by DaVinci Scientific Corporation, of which Mr. Miller is Chairman of the Board and Chief Executive Officer. Mr. Miller disclaims beneficial ownership of these shares.

(8) Includes 13,054,490 shares of Common Stock of the Company beneficially owned by CardioDynamics Holdings, LLC, of which Mr. Paulson is a member with a majority interest. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC.

(9) Includes 200,000 shares of Common Stock of the Company beneficially owned by a related trust and 52,879 shares issuable upon conversion of Preferred Stock owned by the related trust.

(10) Shares beneficially owned include shares held by entities affiliated with certain directors as described above in the footnotes (but do not include any shares more than once).

                        SECURITY OWNERSHIP OF MANAGEMENT
                                 PREFERRED STOCK


     The following table sets forth the beneficial ownership of Preferred Stock of the Company as of March 1, 1996 by each director and nominee to the Board of Directors and by the Named Executive Officers, and by all directors and executive officers of the Company as a group.




                                       Shares Beneficially Owned
                                      ----------------------------
          Name                          Number (1)     Percent (2)
-------------------------             -------------    -----------
William P. Cordeiro, Ph.D.                  0              *

Stephenson M. Dechant                       0              *

Nicholas Diaco, M.D.                        0              *

James C. Gilstrap                           0              *

Roger S. Kolasinski (2)                 126,259          51.2

Kenneth W. Miller                           0              *

Richard E. Otto                             0              *

Michael D. Padilla                          0              *

Allen E. Paulson                            0              *

Rhonda F. Pederson                          0              *

G. Robert Tatum III                         0              *

Barry M. Zwick (3)                       52,879          21.4

All directors and executive
  officers as a group (11 persons) (4)  179,138          72.6

________________________________
*Less than 1%

(1)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(2) Includes 126,259 shares of Preferred Stock of the Company held by Kol Bio Medical Instruments, Inc. Mr. Kolasinski is a director and the Chief Executive Officer of Kol Bio Medical Instruments, Inc.

(3) Includes 52,879 shares of Preferred Stock of the Company held by Zwick Financial Corporation Profit Sharing Trust. Mr. Zwick is the Trustee of the Zwick Financial Corporation Profit Sharing Trust.

(4) Shares beneficially owned include all shares held by entities affiliated with certain directors, as described in the footnotes above.

EXECUTIVE OFFICERS


          Name                     Age       Position
-------------------------          ---       --------
Stephenson M. Dechant . .           40       Secretary and
                                             Chief Financial Officer

Richard E. Otto . . . . .           46       President and
                                             Chief Executive Officer

Rhonda F. Pederson  . . .           35       Chief Operating Officer


BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Stephenson M. Dechant, Secretary and Chief Financial Officer. Mr. Dechant has served as the personal accountant and Business Manager of Allen E. Paulson and the Chief Financial Officer of various entities controlled by Mr. Paulson, including without limitation, Allen Leasing & Finance Corporation, Del Mar Country Club and Del Mar Country Club Estates since 1992. From 1990 to 1992, Mr. Dechant served as the Controller of I. B. Fischer, Inc.

Richard E. Otto, President and Chief Executive Officer. Mr. Otto joined the Company in June 1995 with 25 years of experience in the health care industry. Mr. Otto has held positions with Eli Lilly & Co., Medtronics, Inc., and Intermedics, Inc. From 1986 to 1994, Mr. Otto was President of Sensor Technology, Inc., a company representing Cardiac Pacemakers. Mr. Otto holds a Bachelor of Science in Chemistry and Zoology from the University of Georgia.

Rhonda F. Pederson, Chief Operating Officer. Ms. Pederson joined the Company in June 1995 with over 12 years of experience in the health care industry. Ms. Pederson was Chief Executive Officer and Vice President, Sales and Marketing from 1992 through 1995 and was a Nuclear Sales Specialist with General Electric Medical Systems from 1991 to 1992. Ms. Pederson holds a Bachelor of Pharmacy from Washington State University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by Named Executive Officers (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company for the fiscal years ended November 30, 1993, 1994 and 1995:

                          SUMMARY COMPENSATION TABLE


                                                                            Long-Term
                                                                           Compensation
                                          Annual Compensation                  Awards
                                          -------------------                  ------
                                                       Other Annual     Options/    All Other
Name and                                               Compensation      SARs     Compensation
Principal Position (1)   Year  Salary ($) Bonus ($)         ($)          (#)           ($)
______________________   ____  __________ _________    ____________    _______    ____________
Stephenson M.            1995   $   0     $    0       $      0           0       $    0
Dechant (1)              1994   $   0     $    0       $      0           0       $    0
Secretary and Chief      1993   $   0     $    0       $      0           0       $    0
Financial Officer

Richard E. Otto          1995   $87,500   $    0       $      0        500,000    $    0
President and            1994   $   0     $    0       $      0           0       $    0
Chief Executive          1993   $   0     $    0       $      0           0       $    0
Officer

Rhonda F. Pederson       1995   $46,350   $    0       $      0           0       $    0
Chief Operating          1994   $   0     $    0       $      0           0       $    0
Officer                  1993   $   0     $    0       $      0           0       $    0

G. Robert Tatum,         1995   $48,894   $    0       $  23,000          0       $    0
III (2) (3)              1994   $   0     $    0       $      0           0       $    0
Chief Executive          1993   $   0     $    0       $      0           0       $    0
Officer

__________________________________________
(1) Mr. Dechant became Secretary and Chief Financial Officer of the Company in May 1995. He served in these capacities as part of his general duties to Allen
E. Paulson, for which he was compensated by Mr. Paulson.

(2) Mr. Tatum became Chief Executive Officer of the Company in April 1994, but did not receive or accrue any compensation in fiscal year 1994. He was compensated for this service by DaVinci Scientific Corporation. Mr. Tatum's compensation for his activities on behalf of DaVinci (which included other activities besides serving as Chief Executive Officer of the Company) during the Company's fiscal 1994 was less than $100,000.

(3) From February 1995, when DaVinci terminated its special contractual arrangements with the Company, until Mr. Tatum's termination by the Company in June 1995, Mr. Tatum received a salary from the Company. The Company paid Mr. Tatum $23,000 after his termination in connection with a release and settlement agreement.

                                STOCK OPTIONS


     No stock options or stock appreciation rights have been granted to the Named Executive Officers under the Plan. Richard E. Otto was granted non-Plan stock options during fiscal 1995 pursuant to a compensation and employment agreement, as follows:


                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                        Number of     Percent of Total              Market
                        Securities    Options/SARs       Exercise   Price on
                        Underlying    Granted to         or Base    Date of
                        Options/SARs  Employees in       Price      Grant      Expiration
     Name               Granted (#)   Fiscal Year        ($/Share)  ($/Share)  Date
_________________________________________________________________________________________
Richard E. Otto          100,000 (1)       0.09%            $0.50     $1.75    06/15/05

Richard E. Otto          100,000 (2)                        $0.50              06/15/05

Richard E. Otto          100,000 (3)                        $0.50              06/15/05

Richard E. Otto          100,000 (4)                        $0.50              06/15/05

Richard E. Otto          100,000 (5)                        $0.50              06/15/05
________________________________________________________________________________________


(1) Not exercisable until Company Common Stock trades at over $5.00 per share in the public market for a majority of the business days during one full calendar quarter.

(2) Not exercisable until Company Common Stock trades at over $6.00 per share in the public market for a majority of the business days during one full calendar quarter.

(3) Not exercisable until Company Common Stock trades at over $7.00 per share in the public market for a majority of the business days during one full calendar quarter.

(4) Not exercisable until Company Common Stock trades at over $8.00 per share in the public market for a majority of the business days during one full calendar quarter.

(5) Not exercisable until Company Common Stock trades at over $9.00 per share in the public market for a majority of the business days during one full calendar quarter.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                            Value of
                                                  Number of Securities      Unexercised In-
                                                  Underlying Unexercised    the-Money
                                                  Options/SARs at           Options/SARs at
                   Shares                         FY-End (#)                FY-End ($)
                   Acquired on     Value          Exercisable/              Exercisable/
Name               Exercise (#)    Realized ($)   Unexercisable             Unexercisable
___________________________________________________________________________________________
Richard E. Otto         -0-           -0-          -0-/500,000               -0-/$345,000
___________________________________________________________________________________________


EMPLOYMENT AGREEMENT

     The Company entered into a Compensation and Employment Agreement, dated as of June 16, 1995, with its President and Chief Executive Officer, Richard E. Otto. In addition to providing Mr. Otto the 500,000 stock options described above, the Agreement provided for a salary of $150,000 per year and standard fringe benefits. Although the Agreement may be terminated by either party at will, the stock options will survive termination of the Agreement unless Mr. Otto's employment terminates due to cause (as defined in the Agreement), voluntary resignation, death or permanent disability.


                              CERTAIN TRANSACTIONS

     In February 1995, CardioDynamics Holdings, LLC ("LLC") purchased 1,477,910 shares of Common Stock from the Company (902,956 shares delivered immediately and 574,954 shares deliverable upon amendment of the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock) in exchange for $225,739. The Company also issued to LLC, in exchange for an additional $100,000, a secured convertible promissory note in the principal amount of $100,000 (convertible into 200,000 shares of the Common Stock of the Company at the now existing conversion ratio) and entered into certain other agreements with LLC, including an agreement giving LLC the right to lend, at LLC's option, up to an additional $1,257,803 on the same terms and conditions as contained in the existing secured convertible promissory note. LLC also obtained the right to purchase at the then-applicable note conversion price (currently $0.50 per share) the same number of shares of Common Stock as the Company may from time to time issue to any other person. Nicholas Diaco, James C. Gilstrap and Allen E. Paulson are three (3) of the four (4) members of LLC and hold respectively 4.8%, 19.0% and 71.4% interests in LLC.

     In March 1995, LLC loaned an additional $75,000 to the Company under the terms and conditions of the secured convertible promissory note. This was part of the additional $1,257,803 which LLC had the right to lend. The additional $75,000 is convertible into 150,000 shares of the Common Stock of the Company at the now existing conversion ratio.

     In April 1995, the Company and LLC agreed to the following transaction, subject to amendment of the Articles of Incorporation to increase the authorized number of shares of Common Stock: (i) LLC will purchase 4,000,000 shares of newly issued Common Stock for $1,000,000 cash; (ii) of the $175,000 outstanding principal amount under the amended secured convertible promissory note, $150,000 will be converted into 600,000 shares of Common Stock at a special conversion price of $0.25 per share; (iii) the secured convertible promissory note will remain in place with a principal balance of $25,000; and (iv) LLC will surrender its right to lend the Company, at LLC's option, up to an additional $1,257,803 (of

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

which $75,000 was lent in March 1995) on the same terms and conditions as the secured convertible promissory note.

     Beginning in July of 1995, the following private purchases of the Common Stock of the Company were made by James C. Gilstrap: July 1995, 160,000 shares; September 1995, 190,000 shares, October 1995, 100,000 shares and November 1995, 120,000 shares. After the end of the fiscal year Mr. Gilstrap made additional private purchases of 324,000 shares of the Common Stock of the Company.

     Beginning in July of 1995, the following private purchases of the Common Stock of the Company were made by Allen E. Paulson: July 1995, 240,000 shares; August 1995, 200,000 shares, September 1995, 400,000 shares; October 1995, 1,000,000 shares; and November 1995, 480,000 shares. After the end of the fiscal year Mr. Paulson made additional private purchases of 2,500,000 shares of the Common Stock of the Company.

     In October 1995, Richard E. Otto made a private purchase of 40,000 shares of the Common Stock of the Company.

     By virtue of (and giving effect to) this agreement, LLC's current beneficial ownership percentage of the Company's Common Stock is 81.8%.

     In February 1995, the Company entered into commitment letters with two of their directors, Nicholas Diaco and James C. Gilstrap. In May 1995, the Company issued to each Dr. Diaco and Mr. Gilstrap, 150,000 shares of Common Stock in exchange for their services in the transaction described above by and between LLC and the Company.

     In June 1994, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with DaVinci Scientific Corporation ("DaVinci"), pursuant to which the Company sold to DaVinci 3,902,956 shares of Common Stock of the Company in exchange for $350,000 and agreed to sell the number of additional shares of Common Stock to DaVinci as would, when added to the shares of Common Stock previously acquired, provide DaVinci with 60% of the outstanding capital stock of the Company. In February 1995, the Company and DaVinci entered into an agreement, pursuant to which (i) DaVinci agreed to provide an irrevocable proxy to LLC to vote its shares of Common Stock for five (5) years,
(ii) the Company issued to DaVinci an unsecured promissory note in the amount of $162,147, bearing interest at the rate of 8% per annum, against advances previously made by DaVinci to the company, and (iii) DaVinci and the Company each agreed to terminate the other party's remaining obligations under the Stock Purchase Agreement, including but not limited to, the obligation to purchase additional shares of the Common Stock of the Company, and also agreed to release each other from any liability potentially arising under the Stock Purchase Agreement. H. Stephen Cookston, a former director of the Company, is also a director, the President and the Chief Operating Officer of DaVinci. Kenneth W. Miller, a director of the Company, is also Chairman of the Board of Directors and the Chief Executive Officer of DaVinci. G. Robert Tatum, III served as Chairman of the Board of Directors and Chief Executive Officer of DaVinci between June 1992 and February 1995.


                           INDEPENDENT ACCOUNTANTS

     The Company dismissed its former principal independent accountants, Oppenheim & Ostrick, on August 26, 1994. Oppenheim & Ostrick had been engaged effective December 1, 1993. (From before December 1, 1992 through November 30, 1993, the Company had no principal independent accountants.) Oppenheim & Ostrick's report on the Company's fiscal 1993 and fiscal 1992 financial statements contained an emphasis of matter regarding the Company's ability to continue as a going concern and a qualification regarding such adjustments, if any, as might have been determined to be necessary had such accountants been able to observe the physical inventories taken as of November 30, 1992 and November

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

30, 1991. The decision to change accountants was recommended by the Company's Board of Directors. There were no disagreements between the Company and Oppenheim & Ostrick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Oppenheim & Ostrick, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, except for Oppenheim & Ostrick's qualification concerning the observation of inventory. The Company found this qualification unacceptable, but Oppenheim & Ostrick was unable to satisfy itself concerning the inventories by other methods.

     On August 26, 1994, the Company engaged Peterson & Co. as its new principal independent accountants. Peterson & Co., which was also the auditor for DaVinci, a major shareholder of CDIc, had advised the Company that by other auditing techniques it believed it might be able to satisfy itself regarding the November 30, 1992 and 1991 inventory levels. This was in fact accomplished, and Peterson & Co. assisted in the preparation of and gave an audit report on new Company financial statements for fiscal years 1993 and 1992, which did not contain the above mentioned qualification.

     The Company has authorized Oppenheim & Ostrick to respond fully to the inquiries of Peterson & Co. concerning all matters, including the qualification concerning the observation of inventory.

     On the recommendation of the Company's management, the Board of Directors has selected Peterson & Co. to continue in the capacity of independent accountants for the current fiscal year.

     A representative of Peterson & Co. is expected to be present at the meeting. Such representative will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from December 1994 through November 1995, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent (10%) beneficial owners were complied with.


                 SHAREHOLDER PROPOSALS FOR 1997 PROXY STATEMENT

     Under the present rules of the Securities and Exchange Commission (the "Commission"), the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is March 12, 1997. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

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

                                   FORM 10-KSB

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, TO ANY SHAREHOLDER OF THE COMPANY A COPY OF THE ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CARDIODYNAMICS INTERNATIONAL CORPORATION, 6155 CORNERSTONE COURT EAST, SUITE 125, SAN DIEGO, CALIFORNIA 92121, ATTENTION: GAYLE A. MANAKAS.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                              By Order of the Board of Directors



Dated: March 27, 1996         _______________________________
                              Richard E. Otto
                              President and Chief Executive Officer

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